SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 2, 2007

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136 No.	16-1455126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

850 Clinton Square, Rochester, New York 14604
 (Address of principal executive offices and internet site)

(585) 546-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HOME PROPERTIES, INC.

CURRENT REPORT
ON FORM 8-K

Item 5.03.                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 2, 2007, the Board of Directors of Home Properties, Inc. (the “Corporation”) approved an amendment to Article V of the Corporation’s Bylaws to allow for the issuance of uncertificated shares and authorize the Corporation’s transfer agent to establish book-entry accounts for uncertificated shares and to participate in any authorized direct registration system.  The Board of Directors adopted these amendments to comply with the New York Stock Exchange requirement that securities listed on the New York Stock Exchange be eligible for a direct registration system by January 1, 2008.  Prior to the amendment, the bylaws of the Corporation did not provide for uncertificated shares.  The direct registration system allows investors to have shares registered in their own names by book-entry.  Book-entry allows shares to be owned, recorded and transferred electronically without issuance of physical stock certificates, which enables investors and broker-dealers to effect transactions without the risks and delays associated with transferring physical certificates.  Investors retain other aspects of direct ownership such as voting rights.  As amended, the Bylaws permit investors with shares registered in their names by book-entry to obtain a certificate representing the shares by written request to the Corporation or the Corporation’s registrar or transfer agent.

A copy of the resolutions unanimously adopted by the Board of Directors of the Corporation at a meeting duly called and held on November 2, 2007 are attached as an Exhibit to this Current Report  Also attached as an Exhibit to this filing is a copy of the bylaws of the Corporation as amended.

Item 9.01.                      Financial Statements and Exhibits

a.	Exhibits

Exhibit 3.1	Resolutions of Home Properties, Inc. relating to Amendment of Bylaws of Home Properties, Inc.
Exhibit 3.2	Second Amended and Restated Bylaws of Home Properties, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME PROPERTIES, INC.
(Registrant)

Date:           November 6, 2007

By:           /s/ David P. Gardner
David P. Gardner
Executive Vice President and
Chief Financial Officer